UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2019

GENERAL CANNABIS CORP

 (Exact Name of Registrant as Specified in Charter)

Colorado	000-54457	20-8096131
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6565 E. Evans Avenue Denver, Colorado	80224
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 759-1300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 1, 2019, General Cannabis Corp (the “Company”), entered into a commercial real estate lease with 7 Northern LLC for 3,200 square feet of retail space in Greenvale, NY, with an initial term of two years and, at the Company’s option, two additional terms of five years each (the “Greenvale Lease”). Rent will be $7,000 per month, for a total commitment of $168,000 over the term of the lease. The Company will also pay its portion of real estate taxes and common area maintenance.

The foregoing description of the Greenvale Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Greenvale Lease, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation.

Item 1.01 and Exhibit 10.1 are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On February 1, 2019, the Company announced that it is opening its first CBD concept store on Long Island, NY, planned for a March 2019 open date. A copy of the press release issued by the Company is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01 of this Current Report on Form 8-K and the related Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Greenvale Lease dated February 1, 2019
99.1	Press release dated February 1, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 6, 2019

GENERAL CANNABIS CORP

By:	/s/ Michael Feinsod
Name:	Michael Feinsod
Title:	Chief Executive Officer